Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 14, 2005

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

6083 Bristol Parkway, Suite 100
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Recent Sales of Unregistered Securities

On September 14, 2005, the Registrant issued the following securities without registration under the Securities Act of 1933 (“Securities Act”). Management believes that the securities transaction described below was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) as a transaction not involving any public offering. The number of investors was limited, the investors were accredited and had access to material information about the Registrant, and restrictions were placed on the resale of the securities issued.

Title	Amount	Terms of Exercise	Consideration	Recipient(s)
Nonqualified options to buy common stock (issued under the Registrants’ 1998 Stock Option Plan)	120,000 options	Exercisable for five years at an exercise price of $4.86 (the closing stock price on the date of grant)	Services rendered for the Registrant’s 2005 fiscal year	The four outside directors of the Registrant

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are filed with the Form 8-K:

Exhibit No.	Description
99.1	Form of stock option agreement used for incentive stock options granted under the Registrant’s 1998 Stock Option Plan, as amended.

99.2	Form of stock option agreement used for nonqualified stock options issued under the Registrant’s 1998 Stock Option Plan, as amended.

The 1998 Stock Option Plan and the First Amendment to the Plan were previously filed as exhibits to the Registrant’s Form 10 registration statement on May 27, 2004. The Second Amendment to the Plan was previously filed as an exhibit to the Registrant’s Form 10 registration statement on October 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Medical Holdings, Inc.

By:	/s/ Mike Heather
Mike Heather, Chief Financial Officer

Dated: September 20, 2005